Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-270106) and Form S-8 (Nos. 333-258227, 333-258226, 333-258225, 333-173656, 333-173657, 333-173658, 333-176852, 333-192988, 333-212813, and 333-217448) of PPG Industries, Inc. of our report dated February 19, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 19, 2026